Exhibit 8.1

FORM OF DECHERT OPINION

[Date], 2009

MediciNova, Inc.

4350 La Jolla Village Drive, Suite 950

San Diego, CA 92122

Ladies and Gentlemen:

We have acted as counsel to MediciNova, Inc., a Delaware corporation (the “Company”), in connection with the transactions described in that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of August 20, 2009, by and among the Company, Absolute Merger, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (“Merger Sub”), and Avigen, Inc., a Delaware corporation (the “Target”) (such transactions, taken together, the “Merger”). This opinion is being given in connection with the Company’s Registration Statement on Form S-4, as amended, relating to the proposed Merger pursuant to the Merger Agreement (the “Registration Statement”), to which this opinion appears as an exhibit and which includes the proxy statement relating to the Merger (the “Proxy Statement”). Capitalized terms not defined herein have the meanings specified in the Merger Agreement.

In rendering our opinion, we have examined and, with your consent, are expressly relying upon (without independent investigation or review thereof) the truth and accuracy of the statements, covenants, representations and warranties contained in (i) the Merger Agreement (including any exhibits or schedules thereto), (ii) the Registration Statement, (iii) representations by the Company, Merger Sub, and by the Target in their respective letters to us and (iv) such other documents and corporate records as we have deemed necessary or appropriate for purposes of our opinion.

In addition, we have assumed, with your consent, that:

(a) Original documents (including signatures) are authentic and documents submitted to us as copies conform to the original documents;

(b) The Merger will be consummated in the manner contemplated by, and in accordance with the provisions of, the Merger Agreement and the Registration Statement, and the Merger will be effective under the laws of the State of Delaware;

(c) All statements, descriptions and representations contained in any of the documents referred to herein or otherwise made to us are true, complete and correct, and no actions have been taken or will be taken which are inconsistent with such statements, descriptions or representations or which make any such statements, descriptions or representations untrue, incomplete or incorrect at the Merger Effective Time;

(d) Any statements made in any of the documents referred to herein “to the knowledge of” or similarly qualified are true, complete and correct and will continue to be true, complete and correct at all times up to and including the Merger Effective Time, in each case without such qualification; and

(e) The parties have complied with and, if applicable, will continue to comply with, the covenants contained in the Merger Agreement and the Registration Statement.

Based upon and subject to the foregoing, and subject to the exceptions, assumptions, qualifications and limitations in the Registration Statement and the exceptions, limitations and qualifications set forth below, we hereby confirm that the statements under the caption “Material U.S. Federal Income Tax Consequences of the

MediciNova, Inc.

[Date], 2009

Merger,” insofar as such statements purport to constitute summaries of United States federal income tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects.

This opinion represents our best legal judgment regarding the application of United States federal income tax laws arising under the Internal Revenue Code of 1986, as amended, existing judicial decisions, administrative regulations and published rulings and procedures. The opinion expressed herein is limited to the referenced United States federal income tax matters. No other opinions are rendered or should be inferred. Our opinion is not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service will not assert a contrary position. Furthermore, no assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, would not adversely affect the accuracy of the conclusions stated herein. Nevertheless, we undertake no responsibility to advise you of any new developments in the application or interpretation of the United States federal income tax laws.

No opinion is expressed as to any transaction other than the Merger as described in the Merger Agreement, or to any transaction whatsoever, including the Merger, if, to the extent relevant to our opinion, either all the transactions described in the Merger Agreement are not consummated in accordance with the terms of the Merger Agreement and without waiver or breach of any provision thereof or all of the representations, warranties, statements and assumptions upon which we have relied are not true and accurate at all relevant times.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading “Legal Matters” in the Proxy Statement. In giving such consent, we do not thereby admit that we are an “expert” or are in the category of person whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

DECHERT LLP